LAW OFFICES OF
4000 BELL ATLANTIC TOWER        DECHERT PRICE & RHOADS        477 MADISON AVENUE
  1717 ARCH STREET                                       NEW YORK, NY 10022-5891
PHILADELPHIA, PA  19103-2793                                  (212) 326-3500
   (215) 994-4000             TEN POST OFFICE SQUARE * SOUTH
                                 BOSTON, MA  02109-4603

   1500 K STREET, N.W.                                       214 CARNEGIE CENTER
WASHINGTON, DC  20005-1208                              PRINCETON, NJ 08540-6237
   (202) 626-3300            TELEPHONE: (617) 728-7100        (609) 520-3200
                             TELEFAX:  845324 * BARDEP PHA
                                 FAX:  (617) 426-6567
TWENTY NORTH MARKET SQUARE                                  52 BEDFORD SQUARE
HARRISBURG, PA 17101-1603                               LONDON WC1B 3EX, ENGLAND
 (717) 237-2000                                                (071) 631-3383

                                                    65 AVENUE LOUISSE, BOX NO. 4
                                                          1050 BRUSSELS, BELGIUM
                                                               (02) 535-5411


                                                August 31, 1994


Florida Daily
Municipal Income Fund
100 Park Avenue
New York, NY  10017

Gentlemen:

         We have acted as counsel to Florida Daily Municipal Income Fund, a Massachusettes business trust (the "Fund"), in connection with the preparation and filing of its initial Registration Statement on Form N-1A and Pre-Effective Amendment No. 1 thereto (together the "Registration Statement") covering shares of beneficial interest par value $.01 per share, of the Fund.

         We have examined copies of the Declaration of Trust and By-Laws of the Fund and the Registration Statement and such other records, proceedings and documents, as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a bsis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing, we are of the opinion that the shares of beneficial interest, par value $.01 per share, of the Fund, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, and in accordance with applicable state securities laws, when so issued and paid for, will constitute validly authorized and legally issued shares of beneficial interest, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                           Very truly yours,

                                                  /s/ Dechert Price & Rhoads